Exhibit 10.02a

                 Memorandum of Understanding between
              Gilardoni S.p.A. Vivid Technologies, Inc.
                        as of March 26, 1997

1.   Prepaid Royalty Payment to Gilardoni:
     A non-refundable payment of $501,000 USD paid to Gilardoni.
     Vivid to allocate for their financing over the first 167 units and pay Gilardoni per the following schedule.
     a) $150,000 upon signing and receipt of manufacturing documentation for FEP Platform (except monobloc and inverter).
     b) $150,000 upon completion of acceptance testing of initial two systems delivered to Vivid. Acceptance criteria to be agreed to by April 10, 1997 and testing to be complete by June 1, 1997.
     c) $201,000 upon first product shipped by Vivid with both parties making every reasonable effort to complete by January 1, 1998.

2.   Ongoing Royalty Payments:
     a) A royalty payment of $3,000 will be paid to Gilardoni for each of the first 167 units, per item 1.
     b) Royalty payments made to Gilardoni decrease to $2,000 per unit on the 168th unit and for the life of the product.
     c) A royalty payment of $3,000 will be paid to Vivid for each CDS Console product and software that Gilardoni uses in manufacturing its products.

3.   Pricing:
     a) FEP Platform transfer price not to exceed $29,500 which includes $3,000 profit.
     b)   Price for the initial 100 Monoblock/Inverter Board sets is
          $6,250 per set.
     c)   Price of the Monoblock/Inverter Board set reduces to $5,250 from the 101st set.
     d)   Vivid always receives most favored pricing.
     e)   Gilardoni will manufacture and test (integration) the Joint
          System for Vivid at a transfer price to be developed on the cost plus fee basis used to determine the transfer pricing for the FEP Platform.
     f)   Vivid to purchase the initial eight FEP Platforms at $32,000 by
          7 April, 1997 for delivery (shipment from Mandello) as follows: 2 units on April 10th, 3 units on May 30th and 3 units on June 15th. Funds advanced by Vivid on behalf of Gilardoni for the development of the A/D Printed Circuit Board will be deducted from the invoice for the shipment of the first FEP Platform. Standard payment terms to apply.
     g) The CDC Console cost will not exceed $6,100. And a transfer price will be developed on the cost plus fee basis used to determine the transfer pricing for the FEP Platform. Vivid will supply all manufacturing drawings to Gilardoni.

4.   Territories:
     a) Gilardoni receives exclusive rights for the Joint Products for Italy, Cyprus, Bulgaria, Tunis, Brazil, Argentina, Libya, and Iran. Gilardoni receives exclusive rights for Vivid Products for Italy.
     b)   Rights for the territories of Greece and Romania for Joint
          System to be upon mutual acceptance at a later date.
     c) Vivid receives exclusive rights for the Joint Products and FEP Products in North America.
     d)   All other territories are exclusive to Vivid for the Joint
          System and non-exclusive for FEP Products unless mutually agreed otherwise.

5. Performance improvements and cost reductions developed by one party will be made available to the other party, prior to the development being offered to a third party, at reasonable charges to be negotiated on a case by case basis.

6. For the life of the FEP Platform, the sole manufacturing source for the Monobloc (and inverter) will be Gilardoni.

7. Vivid will evaluate Gilardoni as an alternative supplier of monoblocs, x-ray tubes and generators for Vivid products.

8.   Vivid to propose new discount for Vivid Products.

9.   The above mentioned costs exclude packaging and shipping.

10. The final agreement subject to legal review (and a contract) and Board of Directors approval by each parties.

11. The final agreement is subject to Vivid finalizing an agreement with the University of Alabama regarding the Barnes patents.

12. The term of the Agreement is for 3 years, with a 1 year notice of termination. This includes an automatic renewal.


For Gilardoni S.p.A.:              For Vivid Technologies, Inc.


/s/ Richard P. Bisson              /s/ Stephen A. Reber
Richard P. Bisson                  Stephen A. Reber
Managing Director                  President

March 26, 1997                     26 March, 1997
Date                               Date